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                                                                  Exhibit (j)(5)








                                February 25, 2002





The Galaxy Fund
4400 Computer Drive
Westborough, Massachusetts 01581-5108

Ladies and Gentlemen:

            We hereby consent to the references to us under the caption "Counsel" in the Statements of Additional Information that relate to your Massachusetts Municipal Bond Fund, Massachusetts Intermediate Municipal Bond, Massachusetts Municipal Money Market Fund and Rhode Island Municipal Bond Fund, which are included in Post-Effective Amendment No. 57 to your Registration Statement on Form N-1A (File No. 33-4806), which you have informed us is to be filed with the Securities and Exchange Commission.

                                           Very truly yours,


                                           /s/ Ropes & Gray
                                           Ropes & Gray